Exhibit 99.1

NEWS RELEASE

Media Contact:	Patrick Reynolds
Sempra
(877) 340-8875
media@sempra.com

Financial Contact:	Jenell McKay
Sempra
(877) 736-7727
investor@sempra.com
Sempra Reports First-Quarter
2026 Results

SAN DIEGO, May 7, 2026 — Sempra (NYSE: SRE) today reported first-quarter 2026 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $1.04 billion or $1.58 per diluted share, compared to first-quarter 2025 GAAP earnings of $906 million or $1.39 per diluted share. On an adjusted basis, first-quarter 2026 earnings were $991 million or $1.51 per diluted share, compared to $942 million or $1.44 per diluted share in 2025.

“At Sempra, our first quarter results represent a great start to the year,” said Jeffrey W. Martin, chairman and CEO of Sempra. “We remain focused on executing our strategy to modernize and extend the reach of our utilities and complete our capital recycling initiatives as we continue to the grow the business.”

The reported financial results reflect certain significant items as described on an after-tax basis in the following table of GAAP earnings, reconciled to adjusted earnings, for first-quarter 2026 and 2025.

(Dollars and shares in millions, except EPS)	Three months ended March 31,
	2026	2025

GAAP Earnings	$1,037	$906
Impact from foreign currency and inflation on monetary positions in Mexico and associated undesignated derivatives	(19)	(8)
Net unrealized (gains) losses on derivatives	(3)	35
Net unrealized losses on interest rate swaps related to Port Arthur LNG Phase 1 project	11	9
Tax items related to assets held for sale	(35)	—
Adjusted Earnings(1)	$991	$942

Diluted Weighted-Average Common Shares Outstanding	655	653
GAAP EPS	$1.58	$1.39
Adjusted EPS(1)	$1.51	$1.44

(1) See Table A for information regarding non-GAAP financial measures.

Advancing Value Creation Initiatives
During the first quarter of 2026, Sempra continued executing its 2026 value creation initiatives.

In the first quarter of 2026, Sempra’s businesses invested capital expenditures of approximately ~$3 billion to support safe, reliable and affordable energy for the communities we serve. These investments are part of Sempra’s record five-year 2026-2030 capital plan of approximately $65 billion, with 95% allocated to utility investments in Texas and California.

Sempra Texas
In April, the Public Utility Commission of Texas (PUCT) issued an order adopting Oncor Electric Delivery Company LLC’s (Oncor) base rate settlement, providing for an annual revenue requirement of approximately $6.97 billion. Moreover, the order provides for a revised regulatory capital structure ratio of 56.5% debt to 43.5% equity, authorized return on equity of 9.75% and authorized cost of debt of 4.94%.

In addition, Oncor is permitted to surcharge the difference between the new billing rates and Oncor’s current rates dating back to January 1, 2026. Given the timing of approval, Oncor will begin recognizing accounting impacts of the base rate order in the second quarter. The updated rates are expected to better align Oncor’s current cost structure with today’s operating environment and are expected to improve Oncor’s financial strength, help enable investments in Oncor’s transmission and distribution system and support Texas’ growing energy needs for years to come.

Sempra California
In California, Sempra’s utilities remained focused on safety, reliability and affordability, including enhancing their respective portfolios to reduce energy costs. For instance, during January's Winter Storm Fern, an analysis from Southern California Gas Company (SoCalGas) demonstrates that its four underground natural gas storage fields helped SoCalGas and San Diego Gas & Electric (SDGE) customers avoid higher potential energy costs, highlighting the value of the region’s natural gas storage capacity as a strategic tool in the state’s efforts to address affordability.

SDGE also filed an uncontested offer of settlement in its Federal Energy Regulatory Commission (FERC) electric transmission owner formula rate proceeding, known as TO6, reflecting a 10.28% return on equity, among other items. A final decision on the matter is expected in the second half of this year.

Transaction Update
The transactions previously announced at Sempra Infrastructure Partners (SI Partners) and Ecogas México, S. de R.L. de C.V. (Ecogas) are expected to close in the second or third quarter of 2026, subject to required approvals and customary closing conditions. In the SI Partners’ transaction, regulatory approvals have been received from FERC and Hart-Scott-Rodino, as well as antitrust approvals in Mexico and Korea.

Earnings Guidance
Sempra is updating its full-year 2026 GAAP earnings-per-common share (EPS) guidance range to $4.87 to $5.37, reflecting actual results through the first quarter, affirming its full-year 2026 adjusted EPS guidance range of $4.80 to $5.30 and affirming its full-year 2027 EPS guidance range of $5.10 to $5.70. Sempra is also affirming a 7% to 9% projected long‑term EPS growth rate.

Non-GAAP Financial Measures
Non-GAAP financial measures include Sempra’s adjusted earnings, adjusted EPS and adjusted EPS guidance range. See Table A for additional information regarding these non-GAAP financial measures.

Internet Broadcast
Sempra will broadcast a live discussion of its earnings results over the internet today at 12 p.m. ET with the company’s senior management. Access is available by visiting the Investors section of the company’s website at sempra.com/investors. The webcast will be available on replay a few hours after its conclusion at sempra.com/investors.

About Sempra
Sempra’s mission is to build America’s leading utility growth business. As owner of one of the largest energy networks on the continent, Sempra is electrifying and improving energy resilience in California and Texas, the two largest economies in the U.S. The company is recognized as a leader in responsible business practices and for its high-performance culture focused on safety and operational excellence, as demonstrated by Sempra's inclusion in The Wall Street Journal’s Management Top 250 and Fortune’s World’s Most Admired Companies. More information about Sempra is available at sempra.com and on social media @sempra.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions about the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the date of this press release. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

In this press release, forward-looking statements can be identified by words such as “believe,” “expect,” “intend,” “anticipate,” “contemplate,” “plan,” “estimate,” “project,” “forecast,” “envision,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “preliminary,” “pro forma,” “strategic,” “initiative,” “target,” “outlook,” “optimistic,” “poised,” “positioned,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategies, goals, vision, mission, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include: California wildfires, including potential liability for damages regardless of fault and any inability to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054 and the wildfire fund continuation account established by California Senate Bill 254, rates from customers or a combination thereof; decisions, disallowances or denials of cost recovery, audits, investigations, inquiries, ordered studies, regulations, legislative actions, denials or revocations of permits, consents, approvals or other authorizations, renewals of franchises, and other actions, including the failure to honor contracts and commitments, by the (i) Comisión Nacional de Energía, California Public Utilities Commission (CPUC), U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, U.S. Internal Revenue Service, Public Utility Commission of Texas and other regulatory bodies and (ii) U.S., Mexico and states, counties, cities and other jurisdictions therein and in other countries where we do business; the success of business development efforts, construction projects, acquisitions, divestitures, and other significant transactions such as the planned sale of a portion of our equity interest in Sempra Infrastructure Partners, including risks related to, as applicable, (i) being able to reach a positive final investment decision, (ii) negotiating pricing and other terms in definitive contracts, (iii) completing construction projects or other transactions on schedule and budget, (iv) realizing anticipated benefits from any of these efforts if completed, (v) obtaining regulatory and other approvals and (vi) third parties honoring their contracts and commitments, including with respect to closing or post-closing payments; changes to our capital expenditure plans and their potential impact on rate base or other growth; changes, due to evolving economic, political and other factors and increasing geopolitical instability as a result of wars or other conflicts in various parts of the world, to (i) trade and other foreign policy, including the imposition of tariffs by the U.S. and foreign countries (and uncertainty related to the implementation and enforceability thereof), and (ii) laws and regulations, including those related to tax and the energy industry in the U.S. and Mexico; litigation, arbitration, property disputes and other proceedings; cybersecurity threats, including by nation-state actors, of ransomware or other attacks on our systems, the energy grid or our other infrastructure, or the systems of third parties with which we conduct business; the availability, uses, sufficiency, and cost of capital resources and our ability to borrow money or otherwise raise capital on favorable terms and meet our obligations, which can be affected by, among other things, (i) actions by credit rating agencies to downgrade our credit ratings or place those ratings on negative outlook, (ii) instability in the capital markets, and (iii) fluctuating interest rates and inflation; the impact of efforts to increase affordability of U.S. utility customer rates on our ability to obtain cost recovery from applicable regulators, our capital expenditure and other growth plans and our ability to advance statewide policies; the impact on affordability of customer rates, cost of capital and operating margin due to (i) volatility in inflation, interest rates, commodity prices, tariff rates, and foreign currency exchange rates and (ii) with respect to SDG&E’s and SoCalGas’ businesses, the cost of meeting the demand for lower carbon and reliable energy in California; the impact of climate policies, laws, rules, regulations, trends and required disclosures, including actions to reduce or eliminate reliance on natural gas, increased uncertainty in the political or regulatory environment for California natural gas distribution companies, the risk of nonrecovery for stranded assets, and uncertainty related to emerging technologies; weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events, such as work stoppages, that disrupt our operations, damage our facilities or systems, cause the release of harmful materials or fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms or insurance or may impact our ability to obtain satisfactory levels of affordable insurance; the availability of electric power, natural gas and natural gas storage and transportation capacity, including disruptions caused by failures in the transmission grid or pipeline and storage systems or limitations on the injection and withdrawal of natural gas from storage facilities; Oncor Electric Delivery Company LLC’s (Oncor) ability to reduce or eliminate its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director; and other uncertainties, some of which are difficult to predict and beyond our control.

These risks and uncertainties are further discussed in the reports that Sempra has filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov, and on Sempra’s website, www.sempra.com. Investors should not rely unduly on any forward-looking statements.

Sempra Infrastructure, Sempra Infrastructure Partners, Sempra Texas, Sempra Texas Utilities, Oncor and Infraestructura Energética Nova, S.A.P.I. de C.V. (IEnova) are not the same companies as the California utilities, SDG&E or SoCalGas, nor are they regulated by the CPUC.

None of the website references in this press release are active hyperlinks, and the information contained on, or that can be accessed through, any such website is not, and shall not be deemed to be, part of this document.

SEMPRA
Table A

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share amounts; shares in thousands)
	Three months ended March 31,
	2026	2025

REVENUES
Utilities:
Natural gas	$2,025	$2,362
Electric	1,224	1,059
Energy-related businesses	406	381
Total revenues	3,655	3,802

EXPENSES AND OTHER INCOME
Utilities:
Cost of natural gas	(335)	(493)
Cost of electric fuel and purchased power	(81)	(52)
Energy-related businesses cost of sales	(76)	(119)
Operation and maintenance	(1,242)	(1,343)
Depreciation and amortization	(621)	(640)
Franchise fees and other taxes	(210)	(196)
Other income, net	100	91
Interest income	40	34
Interest expense	(382)	(433)
Income before income taxes and equity earnings	848	651
Income tax expense	(65)	(57)
Equity earnings	367	325
Net income	1,150	919
Earnings attributable to noncontrolling interests	(107)	(2)
Earnings attributable to contingently redeemable noncontrolling interest	(6)	—
Preferred dividends	—	(11)
Earnings attributable to common shares	$1,037	$906

Basic earnings per common share (EPS):
Earnings	$1.59	$1.39
Weighted-average common shares outstanding	653,589	651,992

Diluted EPS:
Earnings	$1.58	$1.39
Weighted-average common shares outstanding	655,488	653,018

SEMPRA
Table A (Continued)

Sempra Adjusted Earnings and Adjusted EPS are non-GAAP financial measures (GAAP represents generally accepted accounting principles in the United States of America). These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities and/or are infrequent in nature. These non-GAAP financial measures also exclude the impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives and net unrealized gains and losses on commodity and interest rate derivatives, which we expect to occur in future periods, and which can vary significantly from one period to the next. Exclusion of these items is useful to management and investors because it provides a meaningful comparison of the performance of Sempra’s business operations to prior and future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

RECONCILIATION OF SEMPRA ADJUSTED EARNINGS AND ADJUSTED EPS TO SEMPRA GAAP EARNINGS AND GAAP EPS
Sempra Adjusted Earnings and Adjusted EPS exclude items (after the effects of income taxes and, if applicable, noncontrolling interests (NCI)) in 2026 and 2025 as follows:

Three months ended March 31, 2026:
▪$19 million impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives
▪$3 million net unrealized gains on commodity derivatives
▪$(11) million net unrealized losses on interest rate swaps related to the initial phase of the Port Arthur LNG liquefaction project (PA LNG Phase 1 project)
▪$35 million net income tax benefit as a result of classifying Sempra Infrastructure Partners, LP (SI Partners) and Ecogas México, S. de R.L. de C.V. (Ecogas) as held for sale, which such amounts could change in future periods until the dates of sale:
◦ $33 million net income tax benefit to adjust deferred income tax liabilities primarily related to outside basis differences in our investment in SI Partners
◦ $2 million income tax benefit to adjust a Mexican deferred tax liability on our outside basis difference in Ecogas

Three months ended March 31, 2025:
▪$8 million impact from foreign currency and inflation on our monetary positions in Mexico
▪$(35) million net unrealized losses on commodity derivatives
▪$(9) million net unrealized losses on interest rate swaps related to the PA LNG Phase 1 project

The table below reconciles Sempra Adjusted Earnings and Adjusted EPS to Sempra GAAP Earnings and GAAP EPS, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

RECONCILIATION OF ADJUSTED EARNINGS AND ADJUSTED EPS TO GAAP EARNINGS AND GAAP EPS
(Dollars in millions, except per share amounts; shares in thousands)
	Pretax amount	Income tax (benefit) expense(1)	Non-controlling interests	Earnings	Diluted EPS	Pretax amount	Income tax benefit(1)	Non-controlling interests	Earnings	Diluted EPS
	Three months ended March 31, 2026					Three months ended March 31, 2025

Sempra GAAP Earnings and GAAP EPS				$1,037	$1.58				$906	$1.39
Excluded items:
Impact from foreign currency and inflation on monetary positions in Mexico and associated undesignated derivatives	$(11)	$(18)	$10	(19)	(0.03)	$(2)	$(10)	$4	(8)	(0.01)
Net unrealized (gains) losses on commodity derivatives	9	5	(17)	(3)	(0.01)	69	(15)	(19)	35	0.05
Net unrealized losses on interest rate swaps related to PA LNG Phase 1 project	75	(4)	(60)	11	0.02	65	(4)	(52)	9	0.01
Tax items related to assets held for sale	—	(36)	1	(35)	(0.05)	—	—	—	—	—
Sempra Adjusted Earnings and Adjusted EPS				$991	$1.51				$942	$1.44

Weighted-average common shares outstanding, diluted					655,488					653,018
(1)    Except for adjustments that are solely income tax and tax related to outside basis differences, income taxes on pretax amounts were primarily calculated based on applicable statutory tax rates.

SEMPRA
Table A (Continued)
Sempra 2026 Adjusted EPS Guidance is a non-GAAP financial measure. This non-GAAP financial measure excludes significant items that are generally not related to our ongoing business activities and/or infrequent in nature. This non-GAAP financial measure also excludes the impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives and net unrealized gains and losses on commodity and interest rate derivatives for the three months ended March 31, 2026, which we expect to occur in future periods, and which can vary significantly from one period to the next. Exclusion of these items is useful to management and investors because it provides a meaningful comparison of the performance of Sempra's business operations to prior and future periods.
Because we cannot reasonably estimate the forward-looking amount or range of amounts of reasonably estimable GAAP amounts, this non-GAAP financial measure does not contemplate the anticipated impacts of each of the following future events:
▪impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives
▪net unrealized gains and losses on commodity and interest rate derivatives
▪any potential gain from the agreement to sell Ecogas to Gas Natural del Noroeste S.A. de C.V. that was entered into in December 2025, as the purchase price is subject to closing adjustments, post-closing adjustments, and tax items related to our outside basis difference in Ecogas, all of which are subject to adjustments based on changes in carrying value, foreign exchange rates and inflation until the date of sale
▪any potential gain from the agreement to sell an equity interest in SI Partners to the KKR Partners that was entered into in September 2025, as the purchase price is subject to closing adjustments, post-closing adjustments, and tax items related to our outside basis difference in SI Partners, all of which are subject to adjustments based on changes in carrying value, foreign exchange rates and inflation until the date of sale

We expect to complete the sales in the second or third quarter of 2026, which combined are expected to be accretive. Sempra 2026 Adjusted EPS Guidance Range should not be considered an alternative to Sempra 2026 GAAP EPS Guidance Range. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

RECONCILIATION OF SEMPRA 2026 ADJUSTED EPS GUIDANCE RANGE TO SEMPRA 2026 GAAP EPS GUIDANCE RANGE
Sempra 2026 Adjusted EPS Guidance Range of $4.80 to $5.30 excludes items (after the effects of income taxes and, if applicable, NCI) for the three months ended March 31, 2026 as follows:

▪$19 million impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives
▪$3 million net unrealized gains on commodity derivatives
▪$(11) million net unrealized losses on interest rate swaps related to the PA LNG Phase 1 project
▪$35 million net income tax benefit as a result of classifying SI Partners and Ecogas as held for sale, which such amounts could change in future periods until the dates of sale:
◦ $33 million net income tax benefit to adjust deferred income tax liabilities primarily related to outside basis differences in our investment in SI Partners
◦ $2 million income tax benefit to adjust a Mexican deferred tax liability on our outside basis difference in Ecogas

The table below reconciles Sempra 2026 Adjusted EPS Guidance Range to Sempra 2026 GAAP EPS Guidance Range, which we consider to be the most directly comparable financial measure calculated in accordance with GAAP.

RECONCILIATION OF ADJUSTED EPS GUIDANCE RANGE TO GAAP EPS GUIDANCE RANGE

	Full-Year 2026
Sempra GAAP EPS Guidance Range	$4.87	to	$5.37
Excluded items:
Impact from foreign currency and inflation on monetary positions in Mexico and associated undesignated derivatives	(0.03)		(0.03)
Net unrealized gains on commodity derivatives	(0.01)		(0.01)
Net unrealized losses on interest rate swaps related to PA LNG Phase 1 project	0.02		0.02
Tax items related to assets held for sale	(0.05)		(0.05)
Sempra Adjusted EPS Guidance Range	$4.80	to	$5.30
Weighted-average common shares outstanding, diluted (millions)			655

SEMPRA
Table B

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
	March 31,	December 31,
	2026	2025(1)

ASSETS
Current assets:
Cash and cash equivalents	$794	$29
Restricted cash	2	2
Accounts receivable – trade, net	1,604	1,767
Accounts receivable – other, net	203	157
Due from unconsolidated affiliates	34	—
Income taxes receivable	177	71
Inventories	530	561
Regulatory assets	561	761
Greenhouse gas allowances	199	203
Assets held for sale	31,865	31,024
Other current assets	234	262
Total current assets	36,203	34,837

Other assets:
Regulatory assets	4,077	3,868
Greenhouse gas allowances	1,378	1,221
Nuclear decommissioning trusts	884	899
Dedicated assets in support of certain benefit plans	588	605
Deferred income taxes	10	10
Right-of-use assets – operating leases	1,297	1,262
Investment in Oncor Holdings	18,243	17,472
Other investments	148	147
Wildfire fund	240	246
Other long-term assets	1,261	1,300
Total other assets	28,126	27,030
Property, plant and equipment, net	49,189	49,011
Total assets	$113,518	$110,878
(1)    Derived from audited financial statements.

SEMPRA
Table B (Continued)

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
	March 31,	December 31,
	2026	2025(1)

LIABILITIES, CONTINGENTLY REDEEMABLE NONCONTROLLING INTEREST, AND EQUITY
Current liabilities:
Short-term debt	$3,708	$4,166
Accounts payable – trade	1,134	1,461
Accounts payable – other	174	203
Due to unconsolidated affiliates	—	8
Dividends and interest payable	920	770
Accrued compensation and benefits	316	521
Regulatory liabilities	3	3
Current portion of long-term debt and finance leases	1,878	1,876
Greenhouse gas obligations	199	203
Liabilities held for sale	12,249	11,704
Other current liabilities	858	979
Total current liabilities	21,439	21,894

Long-term debt and finance leases	30,847	28,979

Deferred credits and other liabilities:
Regulatory liabilities	4,303	4,250
Greenhouse gas obligations	1,064	957
Pension and other postretirement benefit plan obligations, net of plan assets	126	124
Deferred income taxes	6,414	6,127
Asset retirement obligations	3,773	3,743
Deferred credits and other	2,824	2,805
Total deferred credits and other liabilities	18,504	18,006

Contingently redeemable noncontrolling interest	3,254	3,206

Equity:
Sempra shareholders’ equity	32,239	31,594
Preferred stock of subsidiary	20	20
Other noncontrolling interests	7,215	7,179
Total equity	39,474	38,793
Total liabilities, contingently redeemable noncontrolling interest, and equity	$113,518	$110,878
(1)     Derived from audited financial statements.

SEMPRA
Table C

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
	Three months ended March 31,
	2026	2025

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,150	$919
Adjustments to reconcile net income to net cash provided by operating activities	420	402
Net change in working capital components	89	(35)
Distributions from investments	389	291
Changes in other noncurrent assets and liabilities, net	(239)	(95)
Net cash provided by operating activities	1,809	1,482

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(2,461)	(2,336)
Expenditures for investments	(876)	(486)
Purchases of nuclear decommissioning and other trust assets	(368)	(292)
Proceeds from sales of nuclear decommissioning and other trust assets	395	329
Other	(1)	—
Net cash used in investing activities	(3,311)	(2,785)

CASH FLOWS FROM FINANCING ACTIVITIES
Common dividends paid	(409)	(380)
Issuances of common stock, net	9	10
Repurchases of common stock	(20)	(57)
Issuances of debt (maturities greater than 90 days)	3,345	2,941
Payments on debt (maturities greater than 90 days) and finance leases	(673)	(994)
Decrease in short-term debt, net	(458)	(70)
Advances from unconsolidated affiliates	63	44
Contributions from noncontrolling interests	41	34
Distributions to noncontrolling interests	(65)	(38)
Termination of interest rate swaps, net of transaction costs	96	—
Other	(17)	(14)
Net cash provided by financing activities	1,912	1,476

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3)	—

Increase in cash, cash equivalents and restricted cash	407	173
Cash, cash equivalents and restricted cash, January 1	3,552	1,589
Cash, cash equivalents and restricted cash, March 31	$3,959	$1,762

SEMPRA
Table D

SEGMENT EARNINGS (LOSSES) AND CAPITAL EXPENDITURES
(Dollars in millions)
	Three months ended March 31,
	2026	2025
EARNINGS (LOSSES) ATTRIBUTABLE TO COMMON SHARES
Sempra California	$720	$724
Sempra Texas Utilities	171	146
Sempra Infrastructure	262	146
Segment earnings attributable to common shares	1,153	1,016
Parent and other	(116)	(110)
Sempra earnings attributable to common shares	$1,037	$906
CAPITAL EXPENDITURES FOR PROPERTY, PLANT AND EQUIPMENT
Sempra California	$967	$1,094
Sempra Infrastructure	1,493	1,241
Segment totals	2,460	2,335
Parent and other	1	1
Total Sempra	$2,461	$2,336
CAPITAL EXPENDITURES FOR INVESTMENTS
Sempra Texas Utilities	$876	$486
Total Sempra	$876	$486

SEMPRA
Table D (Continued)

RECONCILIATION OF SEMPRA'S CAPITAL PLAN TO PROJECTED FUTURE CAPITAL EXPENDITURES
(Dollars in billions)
	Sempra California	Sempra Texas Utilities	Sempra Infrastructure	Total Sempra
	Capital Plan for 2026 – 2030(1)
Projected future capital expenditures for PP&E and investments – GAAP	$23.5	$11.1	$4.1	$38.7
Capital expenditures to unconsolidated entities(2)	—	(11.1)	(2.6)	(13.7)
Capital expenditures at unconsolidated entities(3)	—	38.2	2.7	40.9
Capital expenditures attributable to NCI owners(4)	—	—	(1.0)	(1.0)
Capital Plan	$23.5	$38.2	$3.2	$64.9

			Total Sempra
			Capital Plan for 2026(1)
Projected future capital expenditures for PP&E and investments – GAAP			$8.6
Capital expenditures to unconsolidated entities(2)			(2.8)
Capital expenditures at unconsolidated entities(3)			7.9
Capital expenditures attributable to NCI owners(4)			(1.0)
Capital Plan			$12.7
(1)    All projects in progress and future projects are subject to a number of risks and uncertainties. Sempra's Capital Plan and expectations regarding potential increases to its capital requirements are based on a number of assumptions, the failure of which to be accurate could materially impact Sempra's actual Capital Plan. Sempra's Capital Plan assumes Sempra's 70% consolidated ownership of SI Partners for the first three months of 2026 and 25% ownership thereafter, which represents Sempra's remaining interest under the equity method upon completion of the sale of a 45% equity interest in SI Partners. Sempra’s Capital Plan is considered by management to be an operating measure.
(2)    Represents Sempra's projected future capital contributions to unconsolidated equity method investees.
(3)    Represents Sempra's proportionate ownership interest in projected capital expenditures at unconsolidated equity method investees.
(4)    Represents NCI's proportionate ownership interest in projected capital expenditures at Sempra and at unconsolidated equity method investees.

SEMPRA'S CAPITAL DEPLOYED
(Dollars in billions)
Total Sempra
Three months ended March 31, 2026
Capital expenditures for PP&E and investments – GAAP	$3.3
Capital expenditures to unconsolidated entities(1)	(0.9)
Capital expenditures at unconsolidated entities(2)	1.6
Capital expenditures attributable to NCI owners(3)	(1.0)
Capital deployed	$3.0
(1)    Represents Sempra's actual capital contributions to unconsolidated equity method investees.
(2)    Represents Sempra's proportionate ownership interest in actual capital expenditures at unconsolidated equity method investees.
(3)    Represents NCI's proportionate ownership interest in actual capital expenditures at Sempra and at unconsolidated equity method investees.

SEMPRA
Table E

OTHER OPERATING STATISTICS

	Three months ended March 31,
	2026	2025

UTILITIES
Sempra California
Gas sales (Bcf)(1)	93	116
Transportation (Bcf)(1)	107	131
Total deliveries (Bcf)(1)	200	247

Total gas customer meters (thousands)	7,135	7,122

Electric sales (millions of kWhs)(1)	688	715
Community Choice Aggregation and Direct Access (millions of kWhs)	3,299	3,432
Total deliveries (millions of kWhs)(1)	3,987	4,147

Total electric customer meters (thousands)	1,552	1,535

Oncor Electric Delivery Company LLC (Oncor)(2)
Total deliveries (millions of kWhs)	40,189	39,006
Total electric customer meters (thousands)	4,124	4,065

Ecogas
Natural gas sales (Bcf)	1	1
Natural gas customer meters (thousands)	171	165

ENERGY-RELATED BUSINESSES
Sempra Infrastructure
Termoeléctrica de Mexicali (millions of kWhs)	777	702
Wind and solar (millions of kWhs)(1)	739	746
(1)     Includes intercompany sales.
(2)     Includes 100% of the electric deliveries and customer meters of Oncor, in which we hold an 80.25% interest through our investment in Oncor Electric Delivery Holdings Company LLC.

SEMPRA
Table F

STATEMENTS OF OPERATIONS DATA BY SEGMENT
(Dollars in millions)
	Sempra California	Sempra Texas Utilities(1)	Sempra Infrastructure	Segment Totals	Consolidating Adjustments, Parent & Other	Total
	Three months ended March 31, 2026

Revenues	$3,231		$443	$3,674	$(19)	$3,655
Operation and maintenance	(1,016)		(221)	(1,237)	(5)	(1,242)
Depreciation and amortization	(617)		(3)	(620)	(1)	(621)
Interest income	2		33	35	5	40
Interest expense(2)	(244)		10	(234)	(148)	(382)
Income tax (expense) benefit	(89)		(14)	(103)	38	(65)
Equity earnings		$173	194	367		367
Earnings attributable to noncontrolling interests			(107)	(107)		(107)
Earnings attributable to contingently redeemable noncontrolling interest			(6)	(6)		(6)
Other segment items(3)	(547)	(2)	(67)	(616)	14	(602)
Earnings (losses) attributable to common shares	$720	$171	$262	$1,153	$(116)	$1,037

	Three months ended March 31, 2025

Revenues	$3,401		$426	$3,827	$(25)	$3,802
Operation and maintenance	(1,175)		(174)	(1,349)	6	(1,343)
Depreciation and amortization	(562)		(76)	(638)	(2)	(640)
Interest income	2		19	21	13	34
Interest expense(2)	(225)		(77)	(302)	(131)	(433)
Income tax (expense) benefit	(52)		(22)	(74)	17	(57)
Equity earnings		$148	177	325		325
Earnings attributable to noncontrolling interests			(2)	(2)		(2)
Other segment items(3)	(665)	(2)	(125)	(792)	12	(780)
Earnings (losses) attributable to common shares	$724	$146	$146	$1,016	$(110)	$906
(1)    Substantially all earnings attributable to common shares are from equity earnings.
(2)    Sempra Infrastructure includes net unrealized gains (losses) from undesignated interest rate swaps related to the PA LNG Phase 1 project.
(3)    Includes cost of natural gas, cost of electric fuel and purchased power, franchise fees and other taxes, and other income (expense), net, for Sempra California; operation and maintenance for Sempra Texas Utilities related to activities at the holding company; and cost of natural gas, energy-related businesses cost of sales, franchise fees and other taxes, and other income (expense), net, for Sempra Infrastructure.